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                           FOURTH AMENDMENT TO LEASE
                           -------------------------

This Fourth Amendment to Lease Agreement (hereinafter the "Fourth Amendment") is made and entered into this 1st day of May, 1996, by and between HIGHWOODS/FORSYTH LIMITED PARTNERSHIP (herein called "Lessor" and Successor-in-Interest to Eastpark, L.P.) and PMT SERVICES, INC. as "Lessee".

WHEREAS, Lessor and Lessee entered into a certain Lease Agreement (the "Lease") dated August 31, 1994 (hereinafter referred to as the "Lease"), providing for the demise by Lessor to Lessee of office space in a certain office building now commonly known and designated as Two Maryland Farms, Brentwood, TN, all as more specifically set forth in the Lease; and

WHEREAS, Lessor and Lessee amended the Lease on September 29, 1994, May 11, 1995 and March 1, 1996; and

WHEREAS, Lessor and Lessee now desire to revise and amend the terms of said Lease whereby Lessee shall expand into and occupy Suites 120 and 122 which collectively total 1,707 net rentable square feet.

NOW, THEREFORE, in consideration of mutual covenants and undertakings hereinafter set forth by and between the parties hereto, the Lease is hereby Amended as follows:


1. Commencing June 1, 1996, Lessee shall lease and occupy an additional 1,707 net rentable square feet on the first floor of the Building (shown as Exhibit A) for a term of 55 months and expiring on December 31, 2000. The total Leased Premises will now contaiin 34, 975 net rentable square feet.


2. Lessee shall pay base rent of $2,351.39 per month ($16.53/rsf) for the use of the additional space commencing June 1, 1996.

3. Lessee Improvements. Lessor will provide a "turn-key" buildout of the space based upon mutually acceptable and agreed to space plans and
       construction documents. Lessee to provide    space plan and finish on
       or before May 3, 1996.

4. Definitions. Definitions and terms used in this Fourth Amendment shall have the same definitions set forth in the Lease.

5. Incorporation. This Fourth Amendment shall be incorporated into and made a part of the Lease and all provisions of this Lease not expressly modified or amended shall remain in full force and effect.

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In witness whereof, the parties hereto have executed this Fourth Amendment to
Lease Agreement by proper person thereunto authorize to do so on the day and year first written above.

LESSOR:                                         LESSEE:
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HIGHWOODS/FORSYTH LIMITED                       PMT SERVICES, INC.
PARTNERSHIP  (Successor-in-interest
to Eastpark, L.P.) acting by and through Highwoods Properties, Inc., its General
Partner

By:   /s/  Thomas Smith                      By:   /s/Richardson M. Roberts
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Its:    Vice President                       Its:    Chief Executive Officer
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